Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of HUGHES Telematics, Inc. of our report dated March 16, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Annual Report on Form 10-K filed on March 16, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Atlanta, GA

July 19, 2010